EMPLOYMENT AGREEMENT

      AGREEMENT, effective as of July 1, 1996 (the "Agreement"), between INFINITE MACHINES CORP., a Delaware corporation, having an office at 300 Metro Center Boulevard, Warwick, Rhode Island 02886 (the "Company"), and CLIFFORD G. BROCKMYRE, residing at 335 West Beach Road, Charlestown, Rhode Island 02813 (the "Executive").

                             W I T N E S S E T H:

      WHEREAS, the Company desires to employ the Executive to devote full time to the business of the Company, which includes various businesses carried on by HGG Laser-Fare, Inc., a Rhode Island corporation ("Subsidiary"), and the Executive desires to be so employed hereunder effective as of the date hereof.

      NOW, THEREFORE, in consideration of the covenants and agreements hereinafter set forth, the parties hereto agree as follows:

            1.  EMPLOYMENT

                  1.1. The Company hereby agrees to employ the Executive, and the Executive hereby agrees to serve, as President and Chief Operating Officer of the Company, and as President and Chief Executive Officer of Subsidiary upon the terms and conditions herein contained. The Executive shall be the most senior executive officer of Subsidiary. In his capacity as an officer, subject to the joint direction of the Chairman and Board of Directors of the Company and the direction of the Board of Directors of Subsidiary in exercising their fiduciary duties, the Executive shall have the executive power and authority to carry out the business plans and
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policies of the Company and Subsidiary and make decisions in connection therewith and to designate other officers for election by such Boards of Directors in the exercise of their fiduciary duties. The Executive shall report to the Chairman and Board of Directors of the Company, jointly, and to the Board of Directors of Subsidiary on a regular basis.

                  1.2. The term of employment under this Agreement shall commence as of the date hereof (the "Effective Date"), and, subject to the terms hereof, shall terminate on the earlier of (i) June 30, 2000 (the "Termination Date"), or (ii) termination of the Executive's employment pursuant to this Agreement (such term of employment referred to hereinafter as the "Employment Term"); provided, however, that on the Termination Date and on each subsequent anniversary of such Termination Date, the Termination Date shall be extended for a period of one year, unless either party shall have given written notice to the other party not less than six months prior to any such date that the Termination Date shall not be so extended.

                  1.3. Throughout the Employment Term, the Executive shall devote his best efforts and substantially all his business time and services to the business and affairs of the Company and Subsidiary.

                  1.4. This Agreement shall not be interpreted to prohibit the Executive from making passive personal investments or conducting private business affairs if those activities do not


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materially interfere with the services required under this Agreement.

                  1.5 The Company shall take such action as a shareholder of Subsidiary necessary to carry out the terms of the Agreement with respect to Subsidiary.

            2.  SALARY

                  2.1. From the Effective Date, subject to the provisions of
Section 2.8, the Executive shall be entitled to receive a base salary at a rate of not less than $175,000 for each year, payable in arrears in equal installments not less frequently than monthly in accordance with the Company's payroll practices, with such increases as are hereinafter provided. Once increased, such higher amount shall constitute the Executive's annual base salary.

                  2.2. The Company shall increase the Executive's annual base salary on each July 1 after the Effective Date which occurs during the Employment Term so that the Executive will remain the most highly compensated employee of the Company or Subsidiary or any other wholly-owned subsidiary of the Company.

                  2.3. In addition to any increases under Section 2.2, the Company at any time may increase the Executive's base salary.

                  2.4. The Company shall pay the Executive a bonus of $75,000 on or before December 31, 1997 on account of services performed during the calendar year 1996.


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            3.  BONUSES

                  3.1. The Executive shall participate in all executive bonus plans now existing and established from time to time by the Company or Subsidiary, including the Company's Executive Incentive Performance Plan. The Company may grant bonuses to the Executive in such amounts and at such times as the Board of Directors shall determine. In no event shall bonuses be less than proportionately comparable bonuses granted to other senior executives of the Company, Subsidiary or any other wholly-owned subsidiary.

            4.  EMPLOYEE BENEFITS

                  4.1. The Executive shall be included to the extent eligible thereunder under any and all existing and future plans, programs or arrangements providing benefits for senior executives of the Company, Subsidiary or any other wholly-owned subsidiary of the Company on terms no less favorable than those available for other senior executives and at least comparable to those maintained by the Company and/or Subsidiary as of the date hereof.

                  4.2. The Executive shall be included in all incentive, profit sharing, bonus, or other similar or comparable plans applicable to senior executives of the Company, Subsidiary and/or other wholly-owned subsidiaries (including, without limitation, the Company's Executive Performance Incentive
Plan) in accordance with the terms thereof.

                  4.3. The Executive shall be provided with an automobile and shall be entitled to all other perquisites or


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privileges of office which are made available to other senior executives of the
Company and/or Subsidiary during the Employment Term.

                  4.4. The Executive shall be provided, at the expense of the Company, a level of disability and life insurance, the terms, conditions and amounts of which are no less favorable to the Executive than those in effect on the Effective Date or as the same may be increased for other senior executives of the Company and/or Subsidiary.

                  4.5. The Executive shall be entitled to no less than 4 weeks paid vacation in each year, which vacation shall be increased annually by one additional week up to a maximum of six weeks. The Company may grant additional vacation time to the Executive.

            5.  EXPENSES

                  5.1. The Executive is authorized to incur reasonable expenses necessary to carry out his duties under this Agreement. The Company and Subsidiary will reimburse the Executive for all such expenses upon presentation by the Executive from time to time of an itemized account of such expenditures in accordance with Company practices consistently applied.

            6.  TERMINATION

                  6.1. In the event that the Executive's employment is terminated by the Company (other than as provided in Section 7, or for Cause, as defined below) or the Executive terminates his employment for Good Reason (as defined below) prior to the


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Termination Date, as then in effect, the Executive shall be entitled to receive, in an immediate lump sum payment, the product of:

                        (i) The sum of (A) the Executive's highest annual rate of salary, determined pursuant to Section 2 of this Agreement during the Employment Term, and (B) the highest annual bonus paid to or accrued for the benefit of the Executive during the Employment Term; multiplied by

                        (ii) 2.99.

            6.2. In addition, the Company shall provide the Executive with a continuation of those employee benefits,if any, designated with an asterisk on Exhibit A (attached hereto) and the benefit provided under Section 4.4, or substantially equivalent coverage (or the full value thereof in cash), for the period from the end of the Employment Term until the Termination Date (as then in effect); provided, however, that in the event that the Executive obtains other substantially comparable employment during such period, the Executive shall notify the Company and the amount of any health or medical benefits to which the Executive is entitled under this Section 6.2 shall be reduced (but not below zero) by any such benefits provided by the Executive's new employer. The Executive shall also be entitled to receive a pro rata share of the maximum award available under any incentive plan or program (including but not limited to the Executive Performance Incentive Plan or any substitute, successor or replacement thereto) for which the performance period has not closed (or, if closed, payment has not been made) prior to the end of the Employment Term.


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            7.  DEATH OR PERMANENT DISABILITY

                  7.1. In the event the Executive shall fail during the Employment Term, because of illness, physical or mental disability or other incapacity, for a period of six consecutive months to render the services provided for by this Agreement ("Permanent Disability"), then the Company may terminate the Employment Term, by notice to the Executive effective not less than 30 days after giving such notice which sets forth in reasonable detail the facts and circumstances claimed to provide a basis for termination of the Executive's employment under this Section 7.1; provided, however, that the Company shall, after such termination due to Permanent Disability, continue to pay the Executive's annual base salary (as set forth in Section 2 of this Agreement) and provide for the continuation of the employee benefits designated with an asterisk on Exhibit A and the benefit provided under Section 4.4 of this Agreement or substantially equivalent coverage (or the full value thereof in cash) for a period of 24 months. The Executive will use his reasonable best efforts to cooperate with any physician engaged by the Company to determine whether or not Permanent Disability exists. Any payments provided for in this
Section 7.1 shall be offset (but not below zero) by any salary continuation payments received by the Executive under any plan, program or arrangements described in Section 4.1 of this Agreement.

                  7.2. In the event of the death of the Executive during the Employment Term, the Employment Term shall terminate on the date of the Executive's death, and the Company shall pay or


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cause to be paid the amount of $750,000 to his estate (or other beneficiary designated by him). Thereafter, the Company shall have no further obligation to compensate the Executive under this Agreement. The Executive acknowledges that the Company intends to fund such payment through a life insurance policy under which the beneficiary will be designated by the Executive. Such life insurance policy will be in addition to any other insurance benefit to which the Executive may be entitled under this Agreement. The Executive agrees to cooperate with the Company in obtaining such policy.

            8.  TERMINATION FOR GOOD REASON

                  8.1. The Executive may terminate his employment hereunder for Good Reason at any time during the Employment Term. For purposes of this Agreement, "Good Reason" shall mean any of the following (without the Executive's express prior written consent):

                        (i) The assignment to the Executive by the Company of duties inconsistent with the Executive's positions, duties, responsibilities, titles or offices, or any removal of the Executive from or any failure to re-elect the Executive to any of such positions, except in connection with the termination of the Executive's employment for Cause, Permanent Disability as set forth in Section 7, or as a result of the Executive's death or by the Executive other than for Good Reason;

                        (ii) A reduction by the Company in the Executive's base salary as in effect at the Effective Date hereof, as the same may be increased according to the terms of this Agreement;

                        (iii) The Company's requiring the Executive to be based anywhere other than the Company's executive offices in Rhode Island, except for required travel on the Company's business to an extent substantially consistent with the Executive's business travel obligations at the Effective Date hereof, or any material reduction or adverse change in the emoluments or perquisites of office provided to the Executive at the Effective Date hereof;


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                        (iv) A failure by the Company to continue in effect any
benefit or compensation plan (including any pension, profit sharing, bonus, life insurance, health, accidental death or dismemberment or disability plan) in which the Executive is participating at the Effective Date hereof (or in the case of plans adopted after the date hereof and providing a type of benefit not provided by the Company at the Effective Date hereof, at the respective dates of adoption of such plans) without providing for or establishing plans or arrangements providing the Executive with substantially similar benefits or the taking of any action by the Company which would materially adversely affect the Executive's participation in or materially reduce the Executive's benefits under any of such plans;

                        (v) The taking of any action by the Company which would deprive the Executive of any material fringe benefit enjoyed by the Executive under this Agreement at the Effective Date (or in the case of a fringe benefit not provided by the Company on the Effective Date, at the respective dates of adoption of such plans first providing such fringe benefits) or the failure by the Company to provide the Executive with the number of paid vacation days to which the Executive is entitled hereunder or, if greater, in accordance with the Company's practices at the Effective Date hereof;

                        (vi) The failure by the Company to obtain the specific assumption of this Agreement by any successor or assign of the Company or any person acquiring a substantial portion of the assets of the Company;

                        (vii) Any material breach by the Company of any provision of this Agreement and, in the case of a breach, other than the failure to pay base salary or bonuses when due, which is susceptible of cure without material risk of permanent loss to the Executive, the continuation of such breach for thirty (30) or more days following written notice to the Company; or

                        (viii) Subject to the provisions of Section 8.3, any Change in Control (as defined below).

                  8.2 Change in Control.

                        For purposes of this Agreement, a "Change in Control" of the Company shall be deemed to have occurred if:

                        (i) any Person (as defined below) is or becomes the "beneficial owner" (as defined in Rule 13d-3 under the Securities Exchange Act of 1934, as amended (the "Exchange Act")), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company's then outstanding securities;


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                        (ii) during any period of no more than two consecutive
years (not including any period prior to the execution of this Agreement) individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (i),
(ii) or (iv) of this definition) whose election by the Board or nomination for election by the Company's stockholders was approved by a vote of at least two-thirds (2/3) of the directors then still in office who either were directors at the beginning of the period or whose election or whose nomination for election was previously so approved, cease for any reason to constitute at least a majority thereof;

                        (iii) the stockholders of the Company approve a merger or consolidation of the Company with any other entity, other than (a) a merger or consolidation which would result in the voting securities of the Company outstanding immediately prior thereto continuing to represent (either by remaining outstanding or by being converted into voting securities of the surviving entity) more than 75% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation or (b) a merger or consolidation effected to implement a recapitalization of the Company (or similar transaction) in which no Person acquires 25% or more of the combined voting power of the Company's then outstanding securities; or

                        (iv) the stockholders of the Company approve a plan of complete liquidation of the Company or an agreement for the sale or disposition by the Company of all or substantially all of the Company's assets.

      As used in this Agreement, the term "Person" has the meaning given such term in Section 3(a)(9) of the Exchange Act, as modified and used in Sections 13(d) and 14(d) of the Exchange Act, but excludes (x) the Company, (y) any trustee or other fiduciary holding securities under an employee benefit plan of the Company (or of any subsidiary of the Company) and (z) any corporation owned, directly or indirectly by the stockholders of the Company in substantially the same proportions as their ownership of stock of the Company.


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                  8.3. The Executive's right to terminate his employment
pursuant to clause (viii) of Section 8.1 shall be exercised, if at all, by written notice within one hundred twenty (120) days of the date of Change in Control.

            9.  DISCHARGE FOR CAUSE

                  9.1. The Company shall have the right to terminate the employment of the Executive for Cause. In the event that prior to the Termination Date the Executive's employment is (a) terminated by the Company for Cause, as hereinafter defined, or (b) by the Executive other than for Good Reason or (c) other than as a result of Permanent Disability or death, the Executive shall be entitled to receive all salary, bonuses, and benefits to which the Executive is entitled or which have accrued up to and including the effective date of the Executive's termination of employment hereunder. All bonuses and similar amounts shall accrue through the date of termination. If the Company follows the procedures specified in this Section 9, in the case of the termination of the Executive's employment for Cause, the Company's obligation under this Agreement to make any further payments, or provide any benefits specified herein, to the Executive shall thereupon cease and terminate. As used herein, the term "Cause" shall mean (i) the willful and continued failure by the Executive to substantially perform his duties with the Company (other than such failure resulting from his incapacity due to physical and mental illness or any such actual or anticipated failure resulting from his termination for Good Reason), after a demand for substantial


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performance is delivered to the Executive by the Board of Directors of the
Company which specifically identified the manner in which the Board of Directors believe that the Executive has not substantially performed his duties, or (ii) the willful engaging by the Executive in conduct which is demonstrably and materially injurious to the Company or Subsidiary, monetarily or otherwise, or
(iii) the Executive's willful and continued personal dishonesty, breach of fiduciary duty involving personal profit, or conviction of a felony (other than minor traffic violations). For purposes of this Section, no act or failure to act on the Executive's part shall be considered "willful" unless done, or omitted to be done, by the Executive not in good faith and without reasonable belief that his action or omission was in the best interest of the Company or Subsidiary. Termination of the Executive's employment pursuant to this Section 9 shall be communicated by a Notice of Termination. For purposes of this Agreement a "Notice of Termination" shall mean delivery to the Executive of a copy of a resolution duly adopted by the affirmative vote of not less than a majority of the entire membership of the Company's Board of Directors at a meeting of the Board called and held for the purpose (after reasonable notice to the Executive and reasonable opportunity for the Executive, together with the Executive's counsel, to be heard before the Board prior to such vote), finding that in the good faith opinion of the Board that any event constituting Cause for termination in accordance with this Section 9 has occurred and specifying the particulars thereof in detail. For purposes of this Agreement, no


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such purported termination of the Executive's employment shall be effective without such Notice of Termination.

            10.   NO OBLIGATION TO MITIGATE DAMAGES

                  10.1. The Executive shall not be required to mitigate damages or the amount of any payment provided for under this Agreement by seeking other employment or otherwise, nor shall the amount of any payment provided for under this Agreement be reduced by any compensation earned by the Executive as the result of employment by another employer after the termination of his employment hereunder or otherwise, except to the extent set forth in Section 6.2 of this Agreement. In addition, the Company shall reimburse the Executive on a quarterly basis for all costs and expenses incurred by the Executive to enforce or protect his rights under this Agreement unless it shall ultimately be determined by a final judgment of a court of competent jurisdiction that the Executive was without any justification for commencing or continuing any such action or proceedings. In the event of such final judgment, the Executive shall repay to the Company any amounts of reimbursement paid under this Section 10.

            11.  NONCOMPETITION

                  (a) During the Employment Term and provided the Company performs its obligations hereunder, for a period of one (1) year thereafter, the Executive shall not, directly or indirectly become under contract to or associated with, employed by, render services to or own an interest (other than as a shareholder owning


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not more than a 5% interest) in any business that is then in competition with the Company or Subsidiary.

                  (b) The necessity for protection of the Company and its affiliates against the Executive's competition, as well as the nature and scope of such protection, has been carefully considered by the parties hereto in light of the uniqueness of the Executive's talent and his importance to the Company. Accordingly, the Executive agrees that, in addition to any other relief to which the Company may be entitled, the company shall be entitled to seek and obtain injunctive relief (without the requirement of any bond) from a court of competent jurisdiction for the purpose of restraining the Executive from any actual or threatened breach of the covenant contained in this Section 11. If for any reason a final decision of any court determines that the restrictions under this Section 11 are not reasonable or that consideration therefor is inadequate, such restrictions shall be interpreted, modified or rewritten by such court to include as much of the duration, scope and geographic area identified in this
Section 11 as will render such restrictions valid and enforceable.

            12.   INDEMNIFICATION; DIRECTORS & OFFICERS INSURANCE

                  12.1. The Company agrees to indemnify the Executive and agrees to cause Subsidiary and each other wholly-owned subsidiary to indemnify the Executive to the fullest extent permitted under the applicable laws of Delaware and Rhode Island, respectively. Such indemnification shall be in no way exclusive of any other right of indemnification to which the Executive may be entitled.


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                  12.2. The Company shall use its best efforts as soon as
practical to obtain and thereafter during the Employment Term maintain directors' and officers' liability insurance with limits of at least $1,000,000 under policies and issued by a company or companies reasonably acceptable to the Executive.

            13.  CONFIDENTIALITY

                  13.1. The Executive shall not intentionally disclose or reveal to any unauthorized person, during or for a three (3) year period after the employment Term any trade secret or other confidential information relating to the Company or Subsidiary, or any of their respective businesses or principals, that has not been previously disclosed or revealed, and the Executive confirms that such information is the exclusive property of the Company and Subsidiary.

            14.  NOTICES

                  14.1. All notices or communications hereunder shall be in writing, addressed to each party at its or his address set forth above. Any such notice or communication shall be sent certified or registered mail, return receipt requested, postage prepaid, or by prepaid nationally-recognized courier service addressed as above (or to such other address as such party may designate in writing from time to time), and the actual date of receipt, as shown by the receipt therefor, shall determine the time at which notice was given.


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            15.  SEPARABILITY

                  15.1. If any provision of this Agreement shall be declared to be invalid or unenforceable, in whole or in part, such invalidity or unenforceability shall not affect the remaining provisions hereof which shall remain in full force and effect.

            16.  ASSIGNMENT

                  16.1. This Agreement shall be binding upon and inure to the benefit of the heirs and representatives of the Executive and the assigns and successors of the Company, but neither this Agreement nor any rights hereunder shall be assignable or otherwise subject to hypothecation by the Executive; provided, however, that no such assignment by the Company without the Executive's consent shall release the Company from any of its obligations hereunder.

            17.  ENTIRE AGREEMENT

                  17.1. This Agreement represents the entire agreement of the parties and shall supersede any and all previous contracts, arrangements or understandings between the Company and the Executive; provided however, that the benefits provided for in this Agreement are in addition to and shall in no way reduce or diminish any right to which he is otherwise entitled that is already accrued for or granted to the Executive pursuant to a plan, program or arrangement of the Company. The Agreement may be amended at any time by mutual written agreement of the parties hereto.


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            18.  GOVERNING LAW

                  18.1. This Agreement shall be construed, interpreted, and governed in accordance with the laws of Rhode Island.

      IN WITNESS WHEREOF, the Company has caused this Agreement to be duly executed and the Executive has hereunto set his hand, as of the day and year first above written.

                                    INFINITE MACHINES CORP.

                                    By /s/
                                    -----------------------------------

                                     /s/
                                    -----------------------------------
                                     Clifford G. Brockmyre


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